As filed with the Securities and Exchange Commission on October 17, 2014

Registration No. 333-189346

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	03-0567133
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 2500
Denver, Colorado 80202
(303) 633-2900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael S. Richards, Esq.
Vice President, General Counsel, and Secretary
370 17th Street, Suite 2500
Denver, Colorado 80202
(303) 633-2900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Lucy Stark, Esq.
Amy L. Bowler, Esq.
Holland & Hart LLP
555 17th Street, Suite 3200
Denver, Colorado 80202
(303) 295-8000

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment No. 1 to the Registration Statement removes from registration the securities that remain unsold under this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-189346) (the “Registration Statement”) that was filed with the Securities and Exchange Commission on June 14, 2013 and declared effective on June 27, 2013 to register the offer and sale of up to $300,000,000 in aggregate offering price of common units (“Common Units”) representing limited partner interests in DCP Midstream Partners, LP (the “Partnership”).

In accordance with the undertaking made by the Partnership in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the registered securities that remain unsold at the termination of the offering, the Partnership hereby deregisters the $3,716,408.40 of Common Units that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 17, 2014.

DCP MIDSTREAM PARTNERS, LP

By: DCP MIDSTREAM GP, LP
its general partner

By: DCP MIDSTREAM GP, LLC
its general partner

By: /s/ Michael S. Richards
Michael S. Richards
Vice President, General Counsel, and Secretary

In reliance upon Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.